Exhibit 23.0

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Banc of California, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑170621, 333-170622, 333-192518, and 333-212886) on Form S-3 and (Nos. 333-105728, 333-105729, 333-172569, 333-175268, 333-175296, 333-190286, and 333-201899) on Form S-8 of Banc of California, Inc. of our reports dated February 28, 2018, with respect to the consolidated statements of financial condition of Banc of California, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Banc of California, Inc.

/s/ KPMG LLP KPMG LLP
Irvine, California
February 28, 2018